UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 29, 2013

Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578
(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 29, 2013, the Corporation entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A., Branch Banking and Trust Company, and SunTrust Bank as Co-Syndication Agents, and the lenders party thereto (the “Credit Agreement”), which provides for a $250,000,000 senior unsecured term loan (the “Term Loan Facility”) and a $350,000,000 five-year senior unsecured revolving facility (the “Revolving Facility”, and together with the Term Loan Facility, the “Senior Unsecured Credit Facilities”). Borrowings under the Senior Unsecured Credit Facilities bear interest, at the Corporation’s option, at rates based upon LIBOR or a base rate, plus, for each rate, a margin determined in accordance with a ratings-based pricing grid. The Term Loan Facility replaced a previous term loan under which $240,000,000 was outstanding prior to entering into the Senior Unsecured Credit Facilities. In connection with closing the Term Loan Facility, the Corporation borrowed an additional $10,000,000, which resulted in total borrowings of $250,000,000 under the Term Loan Facility. The Corporation is required to make quarterly principal payments of 1.25% of the outstanding balance during 2014 and 2015 and quarterly principal payments of 1.875% of the outstanding balance during 2016, 2017 and 2018, with the remaining outstanding principal, together with interest accrued thereon, due in full on November 29, 2018. The Revolving Facility expires on November 29, 2018, with any outstanding principal amounts, together with interest accrued thereon, due in full on that date. The Credit Agreement requires the Corporation’s ratio of consolidated debt to consolidated earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), as defined, for the trailing twelve month period (the “Ratio”) to not exceed 3.5x as of the end of any fiscal quarter, provided that the Corporation may exclude from the Ratio debt incurred in connection with certain acquisitions for a period of 180 days so long as the Corporation maintains specified ratings on its long-term unsecured debt and the Ratio calculated without such exclusion does not exceed 3.75x. Additionally, if there are no amounts outstanding under both the Revolving Facility and the Corporation’s accounts receivable securitization facility, consolidated debt will be reduced for purposes of the covenant calculation by the Corporation’s cash and cash equivalents in excess of $50,000,000, such reduction not to exceed $200,000,000.

The Credit Agreement is filed as Exhibit 10.01 hereto and is incorporated herein by reference, and the description of the Credit Agreement contained herein is qualified in its entirety by the terms of the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is included under Item 1.01 “Entry into a Material Definitive Agreement” and that information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.01	$600,000,000 Credit Agreement dated as of November 29, 2013, among Martin Marietta Materials, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent, and Wells Fargo Bank, N.A., Branch Banking and Trust Company and SunTrust Bank, as Co-Syndication Agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: December 5, 2013	By:	/s/ Anne H. Lloyd
Anne H. Lloyd,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	$600,000,000 Credit Agreement dated as of November 29, 2013, among Martin Marietta Materials, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent, and Wells Fargo Bank, N.A., Branch Banking and Trust Company and SunTrust Bank, as Co-Syndication Agents